AMENDMENT NO. 2
                                     TO THE
                             CAIRN ENERGY USA, INC.
                             1993 STOCK OPTION PLAN


         The Board of Directors of Cairn Energy USA, Inc., a Delaware corporation (the "Corporation"), voted on February 1, 1995 to amend the Cairn Energy USA, Inc. 1993 Stock Option Plan (the "Plan") in the following respects only:

     FIRST: Section 2.1 of the Plan was amended to increase from 400,000 to 650,000 the number of shares issuable pursuant to the exercise of all Options granted under the Plan, and to read in its entirety as follows:

                           2.1. DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The Stock which may be issued upon the exercise of an Option may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

                           Subject to the adjustments provided in PARAGRAPH 6.6,
                  the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted under the Plan may equal but shall not exceed 650,000 shares of Stock.


     SECOND: The foregoing amendments to the Plan were effective as of May 24, 1995.


                                                     CAIRN ENERGY USA, INC.


                                                  By:/s/Susan H. Rader
                                                     ------------------------
                                                     Susan H. Rader, Secretary

DII0BCA2 15467.6
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